Exhibit 10.2

FORM OF

RESTRICTED STOCK AWARD AGREEMENT

THIS AGREEMENT (the “Agreement”) is made effective as of [            ] (the “Grant Date”), between Evercore Partners Inc., a Delaware corporation (hereinafter called the “Company”), and [            ], an employee of the Company or an Affiliate (as defined below) of the Company, (hereinafter referred to as the “Employee”). Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan (as defined below).

WHEREAS, in connection with the Employee’s employment with the Company, the Company desires to grant the Employee shares of Class A common stock of the Company (“Common Stock”), pursuant to the terms and conditions of this Agreement (the “Restricted Stock Award”) and the 2006 Stock Incentive Plan (the “Plan”) (the terms of which are hereby incorporated by reference and made a part of this Agreement);

WHEREAS, the Company has determined that it would be to the advantage and best interest of the Company and its shareholders to grant the shares of Common Stock provided for herein to the Employee as an incentive for increased efforts during his or her employment with the Company, and has advised the Company thereof and instructed the undersigned officer to grant said Restricted Stock Award;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1. Grant of the Restricted Stock. Subject to the terms and conditions of the Plan as set forth herein, and the additional terms and conditions set forth in this Agreement, the Company hereby grants to the Employee [            ] shares of Common Stock (hereinafter called the “Restricted Stock”). The Restricted Stock shall vest and become nonforfeitable in accordance with Section 2 hereof.

2. Vesting.

(a) So long as the Employee continues to be employed by the Company or its Subsidiaries, the Restricted Stock shall become 100% vested and non-forfeitable upon the earliest to occur of (i) the first anniversary of the Grant Date, (ii) the date immediately preceding the date on which the Company completes a secondary public offering, provided Employee is employed with the Company on the date the offering commenced; (iii) a Change in Control; (iv) the date on which, at any time from the Grant Date until the tenth anniversary of the Initial Public Offering (as defined below), at least two of Roger Altman, Austin Beutner and Pedro Aspe are not employed by, or do not serve as a director of, the General Partner, the Partnership or any of its subsidiaries; or (v) the Employee’s death or Disability; provided, that, notwithstanding the foregoing, the Restricted Stock shall vest to the extent necessary to allow Employee to participate in secondary offerings that commence after the Employee’s commencement of employment with the Company on the same pro rata basis as other U.S.

senior managing directors of the Company, taking into account all of the Employee’s outstanding equity awards (including any Shares subject to any restricted stock grants and restricted stock unit grants) in the denominator.

(b) Notwithstanding any of the foregoing, the Restricted Stock shall also become 100% vested and non-forfeitable upon Employee’s termination of employment for Good Reason (as defined below) or the Company’s termination of the Employee’s employment without Cause (as defined below).

(c) Subject to the provision of Section 5 below, the Company shall only deliver to the Employee Shares underlying vested Restricted Stock on the earlier of (i) the Employee’s death, Disability, termination without Cause by the Company or resignation for Good Reason, (ii) the fifth anniversary of the Initial Public Offering or (iii) immediately prior to a Change in Control where the Shares, in whole, do not survive the transaction. Notwithstanding the foregoing, however, the Employee shall also be able to transfer Shares underlying vested Restricted Stock as an Employee in secondary offerings that commence after the Employee’s commencement of employment with the Company of vested Shares on the same pro rata basis as other U.S. senior managing directors of the Company, taking into account all of the Employee’s outstanding equity awards (including any Shares subject to any restricted stock grants and restricted stock unit grants) in the denominator.

(d) In the event of the death of the Employee, the delivery of Shares under Section 2(c) shall be made in accordance with the beneficiary designation form on file with the Company; provided, however, that, in the absence of any such beneficiary designation form, the delivery of Shares under Section 2(c), as applicable, shall be made to the person or persons to whom the Employee’s rights under the Agreement shall pass by will or by the applicable laws of descent and distribution.

(e) For purpose of this Agreement, the following terms shall have the following meanings:

“Cause” shall mean the occurrence or existence of any of the following:

(i) breach of (after giving effect to any applicable grace periods) any of the Employee’s obligations under the Restricted Covenants Agreement (as defined below) or any other post-employment covenant to which the Employee is or becomes subject, and any certificate of incorporation, by-laws, or other equivalent governing documents of the Company or any of its Affiliates;

(ii) the conviction of, or plea of guilty or nolo contendere by, the Employee in respect of any felony;

(iii) the perpetration by the Employee of fraud against the Company or any of its Affiliates;

(iv) the willful and continued failure by the Employee to substantially perform the Employee’s duties with the Company on a full-time basis (other than any such failure resulting from the Employee’s death or Disability, provided that an act, or a failure to act, on the Employee’s part shall be deemed “willful” only if done, or omitted to be done, by the Employee not in good faith or without a reasonable belief that the Employee’s action or omission was in or not opposed to the best interests of the Company; and provided further that the Employee does not cure said conduct or breach (to the extent curable) within ten (10) business days after either of the CEOs or the Vice Chairman of the Company provides the Employee with written notice of said conduct or breach; or

(v) any willful misconduct by the Employee that could have, or could reasonably be expected to have, an adverse effect in any material respect on (a) the Employee’s ability to function as an employee of the Company, taking into account the services required of the Employee or (b) the business and/or reputation of the Company or any material affiliate thereof; provided the Employee does not cure said conduct or breach (to the extent curable) within ten (10) business days after either of the CEOs or the Vice Chairman of the Company provides the Employee with written notice of said conduct or breach;

provided, however, that in the case of clauses (i), (iv) and (v), “Cause” shall not exist if such breach or misconduct, if capable (in the good faith determination of the CEOs or the Vice Chairman) of being cured, shall have been cured within ten (10) business days after either of the CEOs or the Vice Chairman provides the Employee with written notice of said conduct or breach.

“Employment Letter Agreement” shall mean that certain employment letter agreement between the Company and the Employee dated [            ].

“Founding Limited Partners” shall mean each of Mr. Roger C. Altman, Mr. Austin M. Beutner, Mr. Pedro Aspe, the Roger C. Altman 2005 Grantor Retained Annuity Trust, Roger C. Altman 1997 Family Limited Partnership, the Austin M. Beutner 2005 Grantor Retained Annuity Trust, A & N Associates, LP, the Beutner Family 2001 Long-Term Trust, the Paspro Trust and Fideicomiso F/1475, Banco Inbursa, S.A. Institucion de Banco Multiple, Grupo Financiero Inbursa, as Trustee of Inbursa Trust F/1475.

“Good Reason” shall mean:

(i) the failure of the Company to pay or cause to be paid the Employee his base salary, benefits or annual bonus (including without limitation any guaranteed annual bonus identified in the Employment Letter Agreement) when due;

(ii) a relocation of the Employee’s principal place of employment with the Company outside of New York, New York;

(iii) the failure of a successor in interest to all or substantially all of the Company’s assets to assume the obligations of the Company under the Employment Letter Agreement;

provided, that any of the events described above shall constitute Good Reason only if the Company fails to cure such event within 30 days after receipt from the Employee of written notice of the event which constitutes Good Reason; provided, further, that “Good Reason” shall cease to exist for an event on the 60th day following the later of its occurrence or the Employee’s knowledge thereof, unless the Employee provided the Company with written notice thereof prior to such date.

“Initial Founding Limited Partner Units” shall mean the aggregate number of Class A Units owned by the Founding Limited Partners on the Grant Date, and “Class A Units” shall mean those the Class A-1 Units and the Class A-2 Units of the Partnership, representing the interests in the Partnership as set forth in the Partnership Agreement.

“Initial Public Offering” shall mean the date of the Company’s initial registered public offering of its Common Stock on August 14, 2006.

“Permitted Transferees” shall mean (a) any trust, provided that (i) such trust is governed by the law of the state of New York; (ii) any trustee of such trust, during the period in which such trust holds Class A Units, is a director or Senior Managing Director-level employee of the General Partner, the Partnership or any of its subsidiaries; (iii) the beneficiaries (other than remote contingent beneficiaries) of such trust are limited to the transferor, the transferor’s spouse, and the ancestors and lineal descendants of the transferor; and (iv) such trust prohibits distributions of any units authorized under the Partnership Agreement which constitute interests in the Partnership as provided under the Partnership Agreement, to the beneficiaries, other than distributions to the transferor to satisfy required annuity payments or (b) any organization that is organized and operated for a purpose described in Section 170(c) of the Code (determined without reference to Section 170(c)(2)(A) of the Code) and described in Sections 2055(a) and 2522 of the Code.

3. Rights as a Stockholder; Dividends.

(a) The Restricted Stock shall be issued by the Company and shall be registered in the Employee’s name on the stock transfer books of the Company promptly after the date hereof, with a notification in such books that such Restricted Stock is subject to vesting pursuant to Section 2. As a condition to the receipt of this Restricted Stock Award, the Employee shall deliver to the Company a stock power, duly endorsed in blank, relating to the Restricted Stock. As soon as practicable following the vesting of the Restricted Stock pursuant to Section 2, the notation referenced above shall be removed by the Company and the stock powers relating thereto shall be returned to the Employee.

(b) Except as otherwise provided in Section 3(c) below, the Employee shall not have any rights or privileges as a stockholder of the Company until the Restricted Stock has been issued in accordance herewith.

(c) From and after the Grant Date and unless and until the shares of Restricted Stock are forfeited or otherwise transferred back to the Company (including upon a termination of employment as provided in Section 2 above), the Employee will be entitled to receive all dividends and other distributions paid with respect to such number of shares of Restricted Stock that are vested pursuant to Section 2 above as of the date such dividends or other distributions are paid, as if the Employee were a holder of record of such number of Shares.

4. Legend on Certificates. Any Shares issued or transferred to the Employee pursuant to Section 2 of this Agreement shall be subject to such stop transfer orders and other restrictions the Committee may in good faith deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws or relevant securities laws of the jurisdiction of the domicile of the Employee, and the Committee may cause a legend or legends to be put on certificates representing such Shares, if any, or make an appropriate entry on the record books of the appropriate registered book-entry custodian, if the Shares are not certificated, to make appropriate reference to such restrictions.

5. Transferability. Except as otherwise provided in Section 2(c), Section 8 below or Section 9(b) of the Plan, the Restricted Stock may not, at any time prior to becoming vested pursuant to Section 2, be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of, other than by will or by the laws of descent and distribution, and any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance not permitted by Section 2(c), this Section 5, Section 8 hereof or Section 9(b) of the Plan shall be void and unenforceable against the Company or any Affiliate.

6. Employee’s Employment by the Company. Nothing contained in this Agreement or in any other agreement entered into by the Company or any of its Subsidiaries and the Employee, other than the applicable provisions of any offer letter from the Company or any of its Subsidiaries to the Employee or any employment agreement entered into by and between the Employee and the Company or any of its Subsidiaries, as applicable, (i) obligates the Company or any Subsidiary to employ the Employee in any capacity whatsoever or (ii) prohibits or restricts the Company or any Subsidiary from terminating the employment, if any, of the Employee at any time or for any reason whatsoever, with or without cause, and the Employee hereby acknowledges and agrees that neither the Company nor any other Person has made any representations or promises whatsoever to the Employee concerning the Employee’s employment or continued employment by the Company or any Affiliate thereof.

7. Change in Capitalization. If, prior to the time the restrictions imposed by Section 2 on the Restricted Stock granted hereunder lapse or on or after the Restricted Stock vests but before shares of Common Stock are delivered to the Employee, there is any change in the outstanding Shares after the date of this Agreement by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, combination or transaction or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares or cash other than regular cash dividends or any transaction similar to the foregoing (any of the foregoing, a “Corporate Event”), (a) the Restricted Stock (including Shares that have vested) shall be equitably adjusted, and (b) any stock, securities or other property exchangeable for Common Stock pursuant to such transaction or event shall be deposited with the Company and shall become subject to the restrictions and conditions of this Agreement to the same extent as if it had been the original property granted hereby, all pursuant to Section 9 of the Plan; provided, however, that in the event of any Corporate Event, the Employee’s vested Restricted Stock shall be treated in the same manner as any other vested Shares held by any other holder of Shares, and the Employee shall be entitled to receive the same form of consideration, and at the same time(s), as any other holder of vested Shares receives in connection with any such event.

8. Withholding. It shall be a condition of the obligation of the Company, upon delivery of Restricted Stock to the Employee, that the Employee pay to the Company such amount of all such taxes (or make such other settlement in respect thereof) as may be required for the purpose of satisfying any liability for any federal, state or local income or other taxes required by law to be withheld with respect to such Restricted Stock, including payment to the Company upon the vesting of the Restricted Stock. At his election, the Employee may pay such tax obligation in cash (including by authorizing the Company to offset against any compensation due to the Employee) or by having the Company satisfy such tax withholding obligations by withholding vested Common Stock to satisfy the obligations for payment of the minimum amount of any such taxes, with any Common Stock withheld valued based on its Fair Market Value on the date of vesting. In connection with the foregoing, the Employee may, at his or her option, elect to recognize the fair value of the Restricted Stock upon the Grant Date pursuant to Section 83 of the Internal Revenue Code of 1986, as amended. The Employee is hereby advised to seek his or her own tax counsel regarding the taxation of the grant of Restricted Stock made hereunder.

9. Limitation on Obligations. The Company’s obligation with respect to the Restricted Stock granted hereunder is limited solely to the delivery to the Employee of shares of Common Stock on the date when such shares are due to be delivered hereunder, and in no way shall the Company become obligated to pay cash in respect of such obligation, except as otherwise provided in Section 2(c) with respect to a Change in Control event in which the Company’s Common Stock does not survive such transaction. This Restricted Stock Award shall not be secured by any specific assets of the Company or any of its Subsidiaries, nor shall any assets of the Company or any of its subsidiaries be designated as attributable or allocated to the satisfaction of the Company’s obligations under this Agreement.

10. Securities Laws. Upon the vesting of any Restricted Stock, the Company may require the Employee to make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement. The granting of the Restricted Stock hereunder shall be subject to all applicable laws, rules and regulations and to such approvals of any governmental agencies as may be required.

11. Status of Shares. Once vested, the Shares shall be non-forfeitable. The Shares, when delivered, shall be (i) duly authorized, validly issued, fully paid and non-assessable and free and clear of any and all liens, encumbrances, charges and other third party rights, (ii) registered for sale under Federal and state securities laws, and (iii) listed, or otherwise qualified, for trading in the United States on each national securities exchange or national securities market system on which the Shares are listed or qualified.

12. Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Employee shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 12, either party may hereafter designate a different address for notices to be given to him. Any notice that is required to be given to the Employee shall, if the Employee is then deceased, be given to the Employee’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 12. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

13. Governing Law; Amendments. The laws of the State of New York shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws. This Agreement may only be amended, modified or terminated in a writing, subject to the terms of the Plan, specifically referencing the provision being so amended, modified or terminated, and executed by both the Company and the Employee. This Agreement shall be binding upon and inure to the benefit of the Company and the Employee and their respective successors, heirs (in the Employee’s case) and assigns. In the event of any conflict between this Agreement and the Plan, this Agreement shall govern.

14. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

EVERCORE PARTNERS INC.

By:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

EMPLOYEE